UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020 (January 28, 2020)

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, the Board of Directors (the Board) of Equitrans Midstream Corporation (the Company) appointed Sarah M. Barpoulis and D. Mark Leland, effective as of February 1, 2020 and January 30, 2020, respectively, as independent directors of the Company.

Ms. Barpoulis is the founder and president of Interim Energy Solutions, LLC (an advisory service firm providing asset management and risk management consulting, and litigation support services to the energy sector) since 2003. She has served as a director of South Jersey Industries, Inc. (a publicly traded energy services holding company) since 2012, and previously served as a director of SemGroup Corporation (a publicly traded provider of gathering, transmission, storage, distribution, marketing and other midstream services) from 2009 through the sale of SemGroup Corporation to Energy Transfer, LP in December 2019.

Mr. Leland served as interim chief executive officer of Deltic Timber Corporation from October 2016 to March 2017, prior to the company’s merger with Potlatch Corporation to form PotlatchDeltic Corporation (a publicly traded timberland real estate investment trust) (PotlatchDeltic) in February 2018. Previously, Mr. Leland held several executive-level roles at El Paso Corporation from 1986 to 2012, including president, El Paso Midstream Group, and executive vice president and chief financial officer, El Paso Corporation. Mr. Leland has served as a director of PotlatchDeltic since February 2018 and Altus Midstream Company (and its predecessor) (a publicly traded midstream company providing gathering processing and transportation services in the Permian Basin) since April 2016. Previously, he served as a director of Deltic Timber Corporation from 2016 to 2018 and the general partner of Rice Midstream Partners LP from 2014 to 2018.

Neither Ms. Barpoulis nor Mr. Leland has any familial relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  In addition, there are no known related person transactions involving Ms. Barpoulis or Mr. Leland, or involving any other “related person” associated with either of Ms. Barpoulis or Mr. Leland, as defined in Regulation S-K, Item 404(a).

Ms. Barpoulis and Mr. Leland will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s 2019 proxy statement filed with the U.S. Securities and Exchange Commission on April 26, 2019. Pursuant to these arrangements, on January 28, 2020, the Board approved a grant of stock units to each of the new directors with a grant date fair value equal to a pro rata portion of $150,000 based on the number of days of Board service from their applicable effective dates through December 31, 2020. In addition, each of Ms. Barpoulis and Mr. Leland will execute an indemnification agreement with the Company in substantially the form filed as Exhibit 10.50 to the Company’s annual report on Form 10-K for the year ended December 31, 2018.

The Company expects that the newly appointed directors will be appointed to committees by the Board following the Company’s annual meeting of shareholders in the second quarter of 2020.

Item 7.01        Regulation FD Disclosure.

On February 3, 2020, the Company issued a news release with respect to the appointments of Ms. Barpoulis and Mr. Leland to the Board, a copy of which is furnished with this Current Report on Form 8-K (Current Report) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	News release issued by Equitrans Midstream Corporation dated February 3, 2020. (Furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K.)

104.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: February 3, 2020	By:	/s/ Thomas F. Karam
	Name:	Thomas F. Karam
	Title:	Chief Executive Officer